EXHIBIT 23.1



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                                  HART & TRINEN
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061


                              CONSENT OF ATTORNEYS



     Reference is made to the Registration Statement of Energas Resources, Inc. on Form SB-2 whereby certain shareholders of the Company propose to sell up to 7,416,000 shares of the Company's common stock.

     Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold. We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                        Very truly yours,

                                        HART & TRINEN, LLP



                                        /s/ William T. Hart
                                        --------------------------
                                        William T. Hart


Denver, Colorado
March 20, 2006